EXHIBIT 4.1

VERMUNDI INC.

SUBSCRIPTION AGREEMENT

The securities offered hereby are highly speculative. Investing in shares of Vermundi Inc. (the “Company”) involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period. No public market currently exists for the securities, and if a public market develops following this offering, it may not continue.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the Offering Circular or any other materials or information made available to subscriber in connection with this offering. Any representation to the contrary is unlawful.

No sale may be made to persons in this offering who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth.  The Company is relying on the representations and warranties set forth by each subscriber in this subscription agreement to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement, the Offering Circular or any prior or subsequent communications from the Company or any of its officers, employees or agents (including “testing the waters” materials) as investment, legal or tax advice. In making an investment decision, investors may rely upon this information and these materials and the terms of this offering. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investment, legal, tax and other related matters concerning the investor’s proposed investment.

The Company reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

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This agreement (“Agreement”) is made as of the date set forth below by and between the undersigned (“Subscriber”) and Vermundi Inc., a Delaware corporation (the “Company”) and is intended to set forth certain representations, covenants and agreements between Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of shares of its common stock (the “Shares”) as described in the Company’s Offering Circular dated 12 July, 2018 (the “Offering Circular”), a copy of which has been delivered to Subscriber. The Shares are also referred to herein as the “Securities.”

ARTICLE I

SUBSCRIPTION

1.01         Subscription. Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Shares set forth on the Subscription Agreement Signature Page, and the Company agrees to sell such Shares to Subscriber at a purchase price of $1 per Share for the total amount set forth on the Subscription Agreement Signature Page (the “Purchase Price”), subject to the Company’s right to sell to Subscriber such lesser number of Shares as the Company may, in its sole discretion, deem necessary or desirable.

1.02          Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) Contemporaneously with the execution and delivery of this Agreement, Subscriber shall pay the Purchase Price for the Shares by U.S. dollars (USD), Bitcoin (BTC) or Ethereum (ETH) to the Company in accordance with the instructions set forth in Appendix A hereto;

(b) payment of the Purchase Price shall be received by the Company from the Subscriber;

(c) this subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Company and the deposit of the payment of the purchase price for clearance will not be deemed an acceptance of this Agreement;

(d) the Company has the right to reject this subscription for any reason or no reason, in whole or in part;

(e) the payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion), if paid in US dollars, will be returned promptly, without interest or deduction, if Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled; the payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion), if paid in cryptocurrency (BTC or ETH ), will be returned, but may be subject to the standard (market rate) fees associated with the transfer of BTC and ETH at the time the cryptocurrencies are returned. The final process and associated fee schedule (for the return of BTC and ETH) will be promulgated via the Company’s website which will be accessible to the public no later than 2 days following the qualification of this offering by the SEC. The Company is accepting U.S dollars (USD), Bitcoin (BTC) and Ethereum (ETH) in payment for shares. The Company has established a ‘minimum raise threshold’ for this offering of USD $500,000 (500,000 shares). Therefore, the Company is evaluating third-party, escrow agents who have the capability to escrow USD, BTC and ETH (the third-party escrow agent will be selected prior to the qualification of this offering by the SEC and this information will be promulgated via the Company’s website (www.vermundi.com) which will be accessible to the public no later than 2 days following the qualification of this offering by the SEC). All funds used to pay for subscriptions will be held in the third-party escrow account until the ‘minimum raise threshold’ is met. Once the ‘minimum raise threshold’ is met, the escrow agent will send the money to the Company. The escrow agent will send additional money, over and above the ‘minimum raise threshold’ money, to the Company as closings happen. The final process for determining the U.S. dollar ‘purchasing power’ of BTC and ETH for use in executing this subscription agreement will be promulgated via the Company’s website (www.vermundi.com) which will be accessible to the public no later than 2 days following the qualification of this offering by the SEC. Regardless of which third-party escrow agent the Company chooses, the process will set a standard for determining the U.S. dollar ‘purchasing power’ of BTC and ETH and will include: the time when the value will

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be set - the ‘value day’, the time period when the price of BTC and ETH will be observed – the ‘value period’, and the sources used to observe BTC and ETH during the ‘value period’ – the ‘value sources’;

(f) upon the receipt and clearance of Subscriber’s Purchase Price by the Company, Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the Shares owned by Subscriber reflected on the books and records of the Company and verified by the Company’s Transfer Agent (to be selected prior to the qualification of this offering by the SEC and who’s information will be promulgated via the Company’s website (www.vermundi.com) which will be accessible to the public no later than 2 days following the qualification of this offering by the SEC) whose books and records shall bear a notation that the Shares were sold in reliance upon Regulation A.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each Closing Date:

2.01          Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement has been or will be effectively taken prior to the Closing(s). Upon execution and delivery, this Subscription Agreement will be a valid and binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.02          Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

2.03          Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber can bear the economic risk of losing Subscriber’s entire investment in the Securities. An investment in the Company involves significant risk factors relating to the purchase of Securities as more fully described in the Offering Circular.

2.04          Accredited Investor Status or Investment Limits. Subscriber represents that either:

(a) Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the Subscription Agreement Signature Page hereto concerning Subscriber is true and correct; or

(b) The Purchase Price set out in paragraph (b) of the Subscription Agreement Signature Page, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

2.05          Shareholder Information. Within five days after receipt of a request from the Company or an authorized representative of the Company, Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may

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reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, including, without limitation, the need to determine the accredited status of the Company’s shareholders. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

2.06          Company Information. The Company is subject to all the risks that apply to early-stage companies. No representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition except as set forth in this Offering Circular.

2.07          Valuation. As set forth in the Offering Circular, the price of the Securities was set by the Company based on the Company’s internal valuation and no warranties are made as to value. Future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

2.08          Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

2.09          No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation relating to the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. Subscriber will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

2.10          Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

ARTICLE III

SURVIVAL: INDEMNIFICATION

3.01          Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Company has relied upon such representations, warranties and covenants in determining Subscriber’s qualification and suitability to purchase the Securities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of Subscriber herein or the breach of any warranty or covenant herein by Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

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ARTICLE IV

MISCELLANEOUS PROVISIONS

4.01          Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.02          Notification of Changes. Subscriber agrees and covenants to notify the Company immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.03          Assignability. This Agreement is not assignable by Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.04          Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.05          Obligations Irrevocable. The obligations of Subscriber shall be irrevocable, except with the consent of the Company, until the consummation or termination of the Offering.

4.06          Entire Agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of the Agreement shall be made without the express written consent of the parties.

4.07          Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.08          Venue; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

4.09          Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: (i) to the Company, at the address set forth in the Offering Circular, and (ii) to Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

4.10          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

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Vermundi Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase shares of common stock of Vermundi Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) The number of Shares the undersign hereby irrevocably subscribes is:	_____________ (Number of Shares)
(b) The aggregate Purchase Price (based on a price of $1 per Share) for the Shares the undersigned hereby irrevocably subscribes for is:	$_____________ (Total Purchase Price)

(c) Check the applicable box, below:

☐ The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act). The undersigned has checked the appropriate box on the attached Certificate of Accredited Investor Status indicating the basis of such accredited investor status.

☐ The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income.
(d) The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of ______________________________________________ (print name of owner or joint owners). If the Securities are to be purchased in joint names, both Subscribers must sign.
_____________________________________________________________ Signature	_____________________________________________________________ Signature
Print Name:	Print Name:
Email Address:	Email Address:
_____________________________________________________________ Address	_____________________________________________________________ Address
Telephone Number: ____________________________________________	Telephone Number: ____________________________________________
Social Security/EIN: ____________________________________________	Social Security/EIN: ____________________________________________
Date:	Date:

Subscription Acceptance

This Subscription is accepted on [insert date] for Vermundi Inc.

By:
Name:
Title/Position:

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APPENDIX A

Information on the Company’s third-party escrow agent and associated information regarding the escrow account for USD and the escrow accounts/digital wallets for BTC and ETH managed by the escrow agent for the Company will be promulgated via the Company’s website (www.vermundi.com) which will be accessible to the public no later than 2 days following the qualification of this offering by the SEC. The details regarding the transfer agent for the Company’s shares will be promulgated via the Company’s website (www.vermundi.com) which will be accessible to the public no later than 2 days following to the qualification of this offering by the SEC.

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CERTIFICATE OF ACCREDITED INVESTOR STATUS

The undersigned is an individual “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”). The undersigned has checked the box below indicating the basis on which it is representing its status as an “accredited investor”:

A prospective investor will qualify as an “Accredited Investor” if he/she/it meets any one of the following criteria:

(i) ☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase, exceeds $1,000,000;

(ii) ☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

(iii) ☐ Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self- directed plan, with investment decisions made solely by persons who are Accredited Investors;

(iv) ☐ Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(v) ☐ Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code, corporation, business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(vi) ☐ Any director or executive officer, or general partner of the Company of the securities being sold, or any director, executive officer, or general partner of a general partner of that Company;

(vii) ☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(c)(2)(ii) of Regulation D adopted under the Act; and

(viii) ☐ Any entity in which all the equity holders are Accredited Investors by virtue of their meeting one or more of the above standards.

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